EXHIBIT 4.91


                              CONNOR CREEK PROPERTY

This Agreement is dated for reference the 20th day of September, 2005.

BETWEEN:

                  KOOTENAY GOLD INC.
                  Suite 550, 999 West Hastings St.
                  Vancouver, B.C.
                  V6C 2W2

                  (the above hereinafter referred to as the "Optionor")

AND:

                  AMADOR GOLD CORP.
                  711 - 675 West Hastings Street
                  Vancouver, British Columbia  V6B 1N2
                  Fax:  604.685.3764

                  (the above hereinafter referred to as the "Optionee")
                                                              OF THE SECOND PART

WITNESSES THAT WHEREAS the Optionor is the recorded and beneficial owner of, or has the sole and exclusive right and option to acquire, a 100% legal and beneficial interest in and to certain mining claims situated in the Nelson Mining District of southeastern British Columbia more particularly described in Schedule "A" attached hereto (the "Property");

AND WHEREAS the Optionor desires to grant and the Optionee is desirous of obtaining an option to acquire a 50% undivided interest in and to the Property upon terms and subject to the conditions herein contained.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1.       GRANT OF OPTION

The Optionor grants to the Optionee the sole, exclusive and irrevocable right and option (the "Option") to acquire an undivided 50% right, title and interest in and to the Property, in accordance with the terms of this Agreement.

2.       OPTION ONLY

This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts, or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment. If the Option is terminated before the Option is exercised, the Optionee shall not be bound thereafter in debt, damages or otherwise under this Agreement, except in respect of obligations arising prior to such termination or otherwise provided for in this Agreement, and all payments theretofore paid by the Optionee shall be retained by the Optionor for its own use absolutely.

3.       TERMS OF THE OPTION

In order to maintain the Option in good standing and earn a 50% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 1, shall:

         (a) issue to the Optionor 200,000 common shares of the Optionee upon the fifth business day following the date of receipt of regulatory approval;

         (b) issue to the Optionor a further 50,000 common shares of the Optionee on or before the date which is 12 months from the date of regulatory approval;

         (c) issue to the Optionor a further 50,000 common shares of the Optionee on or before the date which is 24 months from the date of regulatory approval;

         (d) issue to the Optionor a further 50,000 common shares of the Optionee on or before the date which is 36 months from the date of regulatory approval;

         (e) issue to the Optionor a further 50,000 common shares of the Optionee on or before the date which is 48 months from the date of regulatory approval;

         (f) incur $25,000 in exploration expenses on the Property and/or on the acquisition on or before the date which is December 31, 2005;

         (g) incur a further $75,000 in exploration expenses on the Property on or before the date which is November 1, 2006

         (h) incur a further $150000 in exploration expenses on the Property on or before the date which is November 1, 2007

         (i) incur a further $300,000 in exploration expenses on the Property on or before the date which is November 1, 2008

         (j) incur a further $450,000 in exploration expenses on the Property on or before the date which is November 1, 2009.

For the purposes of this Agreement and the Joint Venture Agreement, "exploration expenses" means all costs, expenses and charges of whatsoever kind or nature incurred by the Optionee in connection with the exploration, development and maintenance of the Property, determined in accordance with Canadian generally accepted accounting practices.

4.       EXERCISE OF THE OPTION

If the Optionee has issued to the Optionor 400,000 common shares to the Optionor and incurred at least an aggregate of $1,000,000 in exploration expenses on the Property in accordance with this Agreement, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 50% right, title and interest in and to the Property.

5.       JOINT VENTURE

The Optionor and the Optionee shall form a Joint Venture whose conduct and obligations shall be governed by the Joint Venture Agreement attached hereto as Schedule "B " upon:

(a) the Optionee exercising and completing its term of Option as outlined in section 3.0.

6.       OPERATOR

During the term of the Option, the Optionor shall be the operator for purposes of developing and executing exploration programs.

The operator shall submit a draft work program for each exploration season to the non-operator. The draft program shall contain a statement in reasonable detail of proposed operations and estimates of all exploration or development costs to be incurred. The non-operator agrees to provide close cooperation to the operator in the development of the exploration program during the term of this Agreement and the parties agree to cooperate in their investor relations efforts, dealings with investors, mining industry corporations, service corporations, governments, First Nations, banking groups and any and all partners required to produce a successful outcome for the exploration and development of the Property.

7.       RIGHT OF ENTRY

During the currency of the Option the Optionor and its employees, agents and any person duly authorized by the Optionor shall have the sole and exclusive right, so long as it is operator, to:

         (a)      enter in, under and upon the Property;

         (b) have exclusive and quiet possession thereof subject to the rights of the Optionee hereunder;

         (c) do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionor in its sole discretion may consider advisable;

         (d) bring upon and erect upon the Property such mining facilities as the Optionee may consider advisable; and

         (e) remove from the Property and dispose of reasonable quantities of ores, minerals and metals for the purposes of sampling, obtaining assays or making other tests.

8.       TERMINATION

If the Optionee should fail to make any payments, issue any shares or incur sufficient expenses within the time permitted therefore under this Agreement to maintain the Option, or if the Optionee should be in default in performing any of its obligations hereunder, the Optionee shall have ninety (90) days to make the payment, issue the shares, incur the exploration expenses or cure the default, and if the Optionee fails to do so then the Option shall at the end of such 90 day period be and be deemed for all purposes to have been terminated.

9.       NO PRODUCTION OBLIGATION

The Optionee shall be under no obligation whatsoever to place the Property into production.

10.      EXCLUSION OF PROPERTY

The Optionee shall have the right at any time and from time to time to elect to exclude from this Agreement any portion of the Property by not less than 30 days prior written notice to the Optionor of this election; provided that any portion of the Property so excluded shall be in good standing free and clear of all liens, charges and encumbrances, and provided further that the Optionee, if requested by the Optionor in writing, shall deliver to the Optionor recorded transfers of any mineral claims and other property interests which are included in the portion of the Property so excluded in favour of the Optionor.

11.      COVENANTS OF THE OPERATOR

During the currency of this Agreement, the Operator shall:

         (a) ensure the Property is in good standing by ensuring all the filing of assessment work conducted on the Property is completed or by making payments in lieu thereof, and by doing all other acts and things and making all other payments which may be necessary in that regard;

         (b)      ensure  all   reclamation   work   required   resulting   from
                  exploration work conducted subsequent to the date of this Agreement is completed;

         (c) make available to the non-operator and its representatives all records and files relating to the Property in its possession and permit the non-operator and its representatives to take abstracts therefrom and make copies thereof and prepare monthly reports to the non-operator during the active field season of work conducted, results obtained and analysis of results and prepare a formal report by March I the following year;

         (d) permit the non-operator, or its representative, duly authorized by it in writing, at its own risk and expense, access to the Property at all reasonable times and to all records prepared by the operator in connection with work done or with respect to the Property;

         (e) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the non-operator hereunder; and

         (f) ensure all work on or with respect to the Property is done in a careful and workmanlike manner and in compliance with the applicable laws of the jurisdiction in which the Property is located and indemnify and save the non-operator harmless from any and all loss, damage, costs, actions and suits arising out of or in connection with work done by the operator on or with respect to the Property.

12.      COVENANTS OF THE NON-0PERATOR

During the currency of this Agreement, the non-operator covenants and agrees with the operator to not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the operator hereunder.

13.      REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

The Optionor hereby represents and warrants to the Optionee that:

         (a) the Optionor is the legal and beneficial owner of the Property;

         (b) the Property consists of those mineral claims more particularly described in Schedule "A" attached hereto, and that such claims were located and recorded in accordance with the applicable laws of Ontario and are valid and subsisting as of the date of execution and delivery of this Agreement;

         (c) the Property is in good standing, free and clear of all liens, charges and encumbrances;

         (d) there are no pending or threatened actions, suits, claims or proceedings regarding the Property; and

         (e) the Optionor has the exclusive right and authority to enter into this Agreement and to dispose of the Property in accordance with the terms hereof, and that no other person, firm or corporation has any proprietary or other interest in the same.

The representations and warranties of the Optionor herein before set out, form a part of this Agreement and are conditions upon which the Optionee has relied on in entering into this Agreement and shall survive the exercise of the Option by the Optionee. The Optionor shall indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition contained in this Agreement. The Optionor acknowledges and agrees that the Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Optionee or its officers, directors or professional advisors shall limit or extinguish the right to indemnity hereunder.

14.      TERMINATION PRIOR TO ACQUISITION OF INTEREST

If the Option is terminated, the Optionee shall return to the Optionor forthwith exclusive and quiet possession of the Property, in good standing for a period of a minimum of one year and free and clear of all liens, charges and encumbrances.

15.      ADDITIONAL TERMINATION

In addition to any other termination provisions contained in this Agreement, the Optionee shall at any time have the right to terminate its rights and future obligations under this Agreement by giving notice in writing of such termination to the Optionor, and in the event of such termination, the Optionee shall not earn any interest in the Property, and this Agreement, save and except for the provisions of paragraphs 13 hereof, shall be of no further force and effect.

16.      FORCE MAJEURE

If the Optionee is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay. The Optionee, insofar as is possible, shall promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to subsist.

17.      NOTICE

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or if mailed by registered mail in Canada, (save and except during the period of any interruption in the normal postal service within Canada) or sent by facsimile transfer to either party at the addresses first set out above and any notice given as aforesaid shall be deemed to have been given, if delivered or sent by facsimile transfer, when delivered or faxed, or if by registered mail, on the third business day after the date sent by mail . Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

18.      FURTHER ASSURANCES

The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts necessary to implement and carry into effect the provisions and intent of this Agreement.

19.      TIME OF ESSENCE

Time shall be of the essence of this Agreement.

20.      TITLES

The titles to the respective paragraphs hereof shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

21.      SCHEDULES

The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were contained in the body hereof.

22.      VOID OR INVALID PROVISION

If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and in no way be affected, impaired or invalidated thereby.

23.      SUCCESSORS AND ASSIGNS

This  Agreement  shall enure to the  benefit of and be binding  upon the parties
hereto  and  their  respective   successors,   assigns,   heirs,   executors  or
administrators as the case may be.

24.      APPROVALS

The Optionee and the Optionor hereby acknowledge that this Agreement shall be subject to all necessary regulatory approvals.

25.      ARBITRATION

If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under or in connection with the subject matter of this Agreement, or in relation to the construction hereof, the same shall be determined by the award of a single arbitrator under the Commercial Arbitration Act of the Province of Ontario, and the decision of the arbitrator shall in all respects be conclusive and binding upon all the parties.

26.      AFTER-ACQUIRED PROPERTY

During the term of this Agreement, any mineral claim, lease, or other mineral right or interest acquired by or on behalf of the Optionee, the Optionor or their assigns, by staking, contiguous to or within a 2.0 (two) kilometre radius of the outside boundaries of the Property, shall be deemed to have been acquired on behalf of and for the benefit of the parties pursuant to terms of this Agreement.

27.      ASSIGNMENT

The Optionee with the consent of the Optionor first had and obtained, such consent to be not unreasonably withheld, may at any time during the term of the Option sell, transfer or otherwise dispose of all or any portion of its interest in or its rights under this Agreement; provided that any purchaser, grantee or transferee of any such interest or rights delivers to the Optionor its agreement related to this Agreement and to the Property, containing:

         (a) a covenant by such transferee to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest or rights to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such transferee as principal obligant; and

         (b) a provision subjecting any further sale, transfer or other disposition of such interest or rights or any portion thereof to the restrictions contained in this section;

and further provided that any shares delivered to the Optionor in connection with the exercise of the Option must be shares of the Optionee, unless otherwise agreed in writing by the Optionor.

No transfer or assignment by the Optionee of any interest less than its entire interest in this Agreement shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement (whether to one or more transferees and whether in one or in a number of successive transfers), the Optionee shall be deemed to be discharged from all obligations hereunder save and except for obligations which arose prior to the date of transfer.

28.      GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

29.      PRIOR AGREEMENTS

This Agreement contains the entire agreement between the parties in respect of the Property and supersedes all prior agreements between the parties hereto with respect to the Property, which said prior agreements shall be deemed to be null and void upon the execution hereof.

30.      EXECUTION IN COUNTERPARTS AND DELIVERY

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.


KOOTENAY GOLD INC.                        )
                                          )
                                          )
BY:  /S/ KENNETH BERRY                    )
---------------------------------------   )
Authorized Signatory                      )


The COMMON SEAL of                        )
AMADOR GOLD CORP.                         )
was hereunto affixed in the presence of:  )
                                          )
RICHARD W. HUGHES                         )
---------------------------------------   )
Authorized Signatory                      )

                                  SCHEDULE "A"

REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 20TH DAY OF SEPTEMBER BETWEEN KOOTENAY GOLD INC. AND AMADOR GOLD CORP.

--------------------------------------------------------------------------------


  The Property consists of the following claims in the Nelson Mining District of southeastern British Columbia. The following are the claim name, claim number and the expiry date:

Tenure                                       GOOD TO            Mining
Number   Property Claim Name   Owner          DATE     Status  Division   Area
------   -------- ----------   -------    -----------  ------  --------   ----
         Connor                134308
400714   Creek    CONRAU1      100%       2005/DEC/01   GOOD   NELSON     500
         Connor                134308
400715   Creek    CONRAU 2     100%       2005/DEC/01   GOOD   NELSON      25
         Connor                134308
400716   Creek    CONRAU 3     100%       2005/DEC/01   GOOD   NELSON      25
         Connor                134308
400717   Creek    CONRAU4      100%       2005/DEC/01   GOOD   NELSON      25
         Connor                134308
400718   Creek    CONRAU 5      100%      2005/DEC/01   GOOD   NELSON      25
         Connor                134308
400719   Creek    CONRAU 6     100%       2005/DEC/01   GOOD   NELSON      25
         Connor                134308
400720   Creek    CONRAU 7     100%       2005/DEC/01   GOOD   NELSON      25
         Connor                134308
400725   Creek    CONRAU8      100%       2005/DEC/01   GOOD   NELSON      25
         Connor                134308
400726   Creek    CONRAU9      100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU10     134308
400727   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU11     134308
400728   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU12     134308
401370   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU13     134308
401371   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU14     134308
401372   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU15     134308
401373   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU16     134308
401374   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU17     134308
401375   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU18     134308
402497   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU19     134308
402498   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU20     134308
402499   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU21     134308
402500   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
         Connor   CONRAU22     134308
402501   Creek                 100%       2005/DEC/01   GOOD   NELSON      25
402502   Connor   CONRAU23     134308     2005/DEC/01   GOOD   NELSON      25

Tenure                                       GOOD TO            Mining
Number   Property Claim Name   Owner          DATE     Status  Division   Area
------   -------- ----------   -------    -----------  ------  --------   ----
         Creek                 100%
         Connor   CONRAU24     134308
402503   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU25     134308
402504   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU26     134308
402505   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU27     134308
402506   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU28     134308
402507   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU29     134308
402508   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU30     134308
402509   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU31     134308
402510   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU32     134308
402511   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU33     134308
402512   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU36     134308
402913   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU35     134308
402914   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU37     134308
402915   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU39     134308
402917   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU40     134308
402918   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU41     134308
402919   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU42     134308
402920   Creek                 100%       2005/DEC/01  GOOD     NELSON     25
         Connor   CONRAU34     134308
402921   Creek                 100%       2005/DEC/01  GOOD     NELSON    200

                                   SCHEDULE"B"


REFERRED TO IN THE AGREEMENT DATED FOR REFERENCE THE 20" DAY OF SEPTEMBER, 2005 BETWEEN KOOTENAY GOLD INC. AND AMADOR GOLD CORP.

--------------------------------------------------------------------------------


                             JOINT VENTURE AGREEMENT


THIS AGREEMENT is dated for reference the 20th day of September, 2005.

  BETWEEN:

                  Amador Gold Corp.
                  711 - 675 West Hastings  Street
                  Vancouver, British Columbia V6B IN2

                  (the above hereinafter referred to as the "Amador")

                                                          OF THE FIRST PART AND:

                  Kootenay  Gold  Inc.
                  Suite  550  999  West  Hastings   Street
                  Vancouver, B.C. V6C 2W2

                  (the above hereinafter referred to as the "Kootenay")

                                                              OF THE SECOND PART

WHEREAS: pursuant to the Option Agreement dated September 20'11 , 2005 (the "Option Agreement"), when Amador has earned from Kootenay a 50% of Kootenay's interest to certain mineral claims situated in the Nelson Mining District in southern British Columbia. more specifically described in Appendix "A" attached hereto (the "Property"), and Kootenay and Amador have agreed to form a Joint Venture for the purpose of further exploring, developing and, if favourable, placing the Property into commercial production.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and conditions herein contained, the parties agree as follows:

1. The parties shall establish a Management Committee. Each party shall be entitled to appoint one member to the Management Committee. Each party shall designate in writing to the other the name of its member.

         (a)      A  party  may  from  time  to  time   revoke  in  writing  the
                  appointment of its member to the Management Committee and appoint in writing another in their place. A party may from time to time in writing appoint one alternate member for the member theretofore appointed by such party.


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


         (b) All meetings of the Management Committee shall be held at such times as the members deem appropriate but in any event, not more frequently than once every three months. All meetings of the Management Committee shall be held in Vancouver, British Columbia, unless the members of the Management Committee agree otherwise. Any member of the Management Committee may call a meeting at any time by giving seven days notice.

         (c) Voting by the Management Committee may be conducted by verbal, written or faxed ballot. Any resolution in writing signed by a majority of the members of the Management Committee in one or more counterparts shall be valid and binding as if passed at a meeting of the Management Committee duly called and constituted.

         (d) Each member (or alternate member in the absence of the member) of the Management Committee shall have a number of votes equal to the Interest held by the party such member or alternate member represents.

         (e) All decisions of the Management Committee will be by majority vote of the votes entitled to be cast by the members, with the Manager to cast the deciding vote in the event of a tie vote.

2.       Upon the formation of the Joint Venture:

         (a) Kootenay shall become the Manager of the business and affairs of the Joint Venture and will continue in such capacity as long as Kootenay holds at least an undivided 50% interest in the Property; and

         (b) If the interest of Kootenay in the Joint Venture is reduced below 50% the party holding greater than 50% or the largest percentage holder shall be appointed the Manager.

3.       (a)      The Manager will prepare draft  programs for each  exploration season. The draft program shall contain a statement in reasonable detail of proposed operations and estimates of all exploration or development costs to be incurred.

         (b) The Manager shall forthwith submit the program to the parties. Each party may, within 30 days of the receipt of the program, give notice to the Manager committing to contribute its proportionate share of the costs of that program. A party which fails to give that notice within the 30 day period shall be deemed to have elected not to contribute.

         (c) If any party has elected or is deemed to have elected not to contribute to a program, that party's interest in the Property shall be reduced pursuant to the provisions of sub paragraph
                  (e) herein.

         (d) If the Manager presents a program of less than $100,000, the other party shall be entitled, so long as it has a 40% or greater interest, to submit a larger program in its place and such program shall be deemed approved and in that case, the Manager will resign and the other party who submitted the larger program shall become the new Manager under this Agreement.

         (d) If a party (the "Defaulting Party") fails or is deemed to have failed to elect to participate, or fails to pay its proportionate share of the costs of a program within 30 days after demand, and if the other party (the "Contributing Party") proceeds with the program, then the interest of the Contributing Party shall be increased and the interest of the Defaulting Party shall be decreased so that the interest of each party at all times is that percentage which is equal to:

                  i. the sum of that party's total exploration costs or deemed exploration costs incurred on the Property since the commencement of the Option Agreement; divided by

                  ii. the sum of the total exploration costs and deemed exploration costs incurred on the Property by both parties since the commencement of the Option Agreement; multiplied by

                  iii.     100,

                  and for the purposes of this calculation, Amador shall at the time of formation of the Joint Venture be deemed to have incurred that percentage of the total exploration costs incurred on the Property by Amador since the Effective Date of the Option Agreement which is equal to Amador's percentage interest in the Property at the time of formation of the Joint Venture, so that, for example, if Amador has at the time of formation of the Joint Venture earned a 50% interest in the Property by incurring exploration expenses totaling $1,000,000, then for the purposes of this calculation, each of Amador and Kootenay shall be deemed to have incurred exploration expenses of $500,000 at the time of formation of the Joint Venture.

4. During the term of the Joint Venture Agreement the Joint Venturers shall be entitled to take in kind and separately dispose of all concentrate, minerals and metals produced from the Property pro rata according to their respective beneficial interests in the Joint Venture.

5. Neither party to the Joint Venture Agreement shall during its term apply for partition of the Property or the sale thereof in lieu of partition.

6. This Joint Venture Agreement shall be replaced by a more formal Joint Venture Agreement containing the principles described herein expressed in such fashion together with such other provisions as the parties and their respective counsel deem appropriate following further good faith negotiations between the parties, however until this Agreement is so replaced it shall constitute a binding Joint Venture Agreement between the parties to the Joint Venture respecting the day to day affairs of the Joint Venture and the disposition of the Property and all mineral products derived therefrom.

7. If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under or in connection with the subject matter of this Joint Venture Agreement, or in relation to the construction hereof, the same shall be determined by the award of a single arbitrator under the Commercial Arbitration Act of the Province of British Columbia, and the decision of the arbitrator shall in all respects be conclusive and binding upon all the parties

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written. KOOTENA GOLD INC.



---------------------------
Authorized Signatory


  Amador Gold Corp.

--------------------------
  Authorized Signatory

                                  APPENDIX "A"

REFERRED TO IN THE JOINT VENTURE AGREEMENT DATED FOR REFERENCE THE 20th DAY OF September 2005 BETWEEN Kootenay Gold Inc. AND Amador Gold Corp.

--------------------------------------------------------------------------------

The Property consists of the following claims in the Nelson Mining District of southeastern British Columbia. The following are the claim name, claim number and the expiry date:

Tenure                                       GOOD TO            Mining
Number   Property Claim Name   Owner          DATE     Status  Division   Area
------   -------- ----------   -------    -----------  ------  --------   ----
         Connor                134308
400714   Creek    CONRAU1      100%       2005/DEC/01  GOOD    NELSON      500
         Connor                134308
400715   Creek    CONRAU2      100%       2005/DEC/01  GOOD    NELSON       25
         Connor                134308
400716   Creek    CONRAU3      100%       2005/DEC/01  GOOD    NELSON       25
         Connor                134308
400717   Creek    CONRAL14     100%       2005/DEC/01  GOOD    NELSON       25
         Connor                134308
400718   Creek    CONRAU5      100%       2005/DEC/01  GOOD    NELSON       25
         Connor                134308
400719   Creek    CONRALl6     100%       2005/DEC/01  GOOD    NELSON       25
         Connor                134308
400720   Creek    CONRAU7      100%       2005/DEC/01  GOOD    NELSON       25
         Connor                134308
400725   Creek    CONRAL18     100%       2005/DEC/01  GOOD    NELSON       25
         Connor                134308
400726   Creek    CONRAU9      100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU10     134308
400727   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRALl11    134308
400728   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU12     134308
401370   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU13     134308
401371   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRALI14    134308
401372   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU15     134308
401373   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU16     134308
401374   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU17     134308
401375   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU18     134308
402497   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU19     134308
402498   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU20     134308
402499   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU21     134308
402500   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
         Connor   CONRAU22     134308
402501   Creek                 100%       2005/DEC/01  GOOD    NELSON       25
402502   Connor   CONRAU23     134308     2005/DEC/01  GOOD    NELSON       25

Tenure                                       GOOD TO            Mining
Number   Property Claim Name   Owner          DATE     Status  Division   Area
------   -------- ----------   -------    -----------  ------  --------   ----
         Creek                 100%
         Connor   CONRAU24     134308
402503   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU23     134308
402504   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU26     134308
402505   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU27     134308
402506   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU28     134308
402507   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU29     134308
402508   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU30     134308
402509   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU31     134308
402510   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU32     134308
402511   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU33     134308
402512   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU36     134308
402913   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU35     134308
402914   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU37     134308
402915   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU39     134308
402917   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU40     134308
402918   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU41     134308
402919   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU42     134308
402920   Creek                 100%       2005/DEC/01  GOOD     NELSON      25
         Connor   CONRAU34     134308
402921   Creek                 100%       2005/DEC/01  GOOD     NELSON     200